Exhibit 10.1

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment (“Amendment”) is made effective as of April 28, 2023 by and among Brookline Bancorp, Inc. (the “Company”), a Delaware corporation, and Brookline Bank, a Massachusetts-chartered trust company (the “Bank”), each with its principal administrative office at 131 Clarendon Street, Boston, Massachusetts 02116, and Paul A. Perrault (“Executive”).

WHEREAS, the Company, the Bank and Executive have entered into an Employment Agreement dated as of April 11, 2011, as previously amended effective July 25, 2018, March 10, 2021, and September 22, 2021 (the “Employment Agreement”);

WHEREAS, the Company, the Bank and Executive wish to amend certain provisions of the Employment Agreement; and

WHEREAS, except as set forth herein, the Employment Agreement shall remain in full force and effect in all respects.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the Company, the Bank and Executive hereby agree:

1.	Section 4(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Upon the occurrence of an Event of Termination prior to a Change in Control or at least twelve (12) months after a Change in Control, on the Date of Termination, as defined in Section 8, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to the sum of (i) Base Salary, and (ii) the applicable Target Bonus the Executive is eligible to receive (together, “Total Compensation”). Upon the occurrence of an Event of Termination within twelve (12) months after a Change in Control, on the Date of Termination, as defined in Section 8, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to three (3) times Executive’s Total Compensation. Such payment is in lieu of the payment pursuant to the first sentence of this Section 4(c).”

2.	Except as so amended, the Employment Agreement is in all other respects hereby confirmed and defined terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first set forth above.

BROOKLINE BANCORP, INC.

By:	/s/ Bogdan Nowak
Name:	Bogdan Nowak
Title:	Chair of the Compensation Committee

BROOKLINE BANK

By:	/s/ Bogdan Nowak
Name:	Bogdan Nowak
Title:	Chair of the Compensation Committee

EXECUTIVE

/s/ Paul A. Perrault
Paul A. Perrault